                                                                    EXHIBIT 99.4

                                   CONSENT OF
               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

   We hereby consent to the use of our opinion letter dated March 12, 2000 to the Board of Directors of Tribune Company included as Annex D to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of The Times Mirror Company with and into Tribune Company, and to the references to such opinion in such Proxy Statement/Prospectus under the captions "Summary--Opinions of Financial Advisors" and "The Merger--Opinion of Tribune's Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                      /s/ Merrill Lynch, Pierce, Fenner & Smith
                                                        Incorporated

                                          MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                      INCORPORATED

New York, New York

May 5, 2000